CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-201453, No. 333-198115, No. 333.198112) of Roka Bioscience, Inc. of our report dated March 27, 2015 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
March 27, 2015